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CheckFree Corporation

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On August 2, 2007, the following message was sent via email to all CheckFree employees by Pete Kight, CheckFree Chairman and Chief Executive Officer:

Message from Pete Kight

     Just moments ago, we issued a joint press release with Fiserv announcing that we have entered into a definitive agreement that will allow for CheckFree to be acquired by Fiserv.

     I am sure this news will come as a surprise to you, so I wanted to give you a little more insight into the rationale for this agreement and provide some information about the day's communications activities.

     First, for those of you unfamiliar with Fiserv, they are a Fortune 500 and Nasdaq 100 company that provides information management systems and services to the financial and insurance industries. Their services include transaction processing, outsourcing, business process outsourcing, software and systems solutions. Fiserv serves more than 18,000 clients worldwide and is the leading provider of core processing solutions for U.S. banks, credit unions and thrifts. For 2006, Fiserv reported more than $4.4 billion in total revenue. Fiserv is headquartered in Brookfield, Wisconsin, and employs more than 23,000 employees, based in 245 offices in the U.S. and 16 other countries.

     CheckFree and Fiserv have few overlapping product areas yet we have strong synergies in our technology and market alignment. As such, the combination will provide multiple opportunities for growth and efficiency, as well as the opportunity to create and deliver enhanced customer value.

     From an Electronic Commerce perspective, we believe the combined entity will be well-positioned to dramatically accelerate the delivery of next-generation services to financial institutions and their customers through the combination of CheckFree online banking, billing and payment technology and Fiserv core processing solutions. With the breadth of Fiserv’s deeper resources, we will be able to reach a larger cross-section of the financial institution market, and we will have the scale to serve financial institutions of all sizes. The runway for this market is still quite long – we've yet to reach 20 percent penetration of U.S. banking households. The combined entity will accelerate that penetration.

     While today's press release focuses primarily on CheckFree and Fiserv's complementary online banking, billing and payment solutions, the synergies don’t stop there. Fiserv is also one of the US' largest payments and remittance processors. The rapidly changing landscape in U.S. payments requirements continues to escalate the challenges for financial institutions. The breadth of Fiserv's offerings and CheckFree’s capabilites will allow us to provide a complete range of solutions for organizations large and small.

     Fiserv also has direct technology assets that will enhance our long term Investment Services offerings, including their securities billing system, and client reporting and e-statement technologies. Fiserv's scale and range of technology assets will simply improve on the already great position of our Investment Services business. Our direct strategy in this market is to target the $250 annual average services cost for supporting a managed account, with the objective to cut it in half. Fiserv's broad business process outsourcing capabilities brings a vast wealth of experience to this strategy and can have a significant effect on further accelerating this market. Fiserv is divesting a slower growth, large component of their

Investment Support Services division that would have had some overlap with us, thus clearing the way for CheckFree Investment Services to take the leadership position for the investment market.

     Today I will host two teleconferences for CheckFree associates. The purpose of these sessions is to talk a little more about our agreement with Fiserv and the opportunities ahead of us. All associates are invited to attend one of the sessions. Please plan to call into only one of the meetings. The same content will be covered in both, and we want to make sure all associates have a chance to participate. Unfortunately, I will not have the opportunity to take questions because of the logistics involved in accommodating potentially 4,000+ people on two phone calls. I know you will have questions and we want you to be able to ask them, so over the next couple of days, your area’s executive will be hosting a division- or department-specific meeting for you to ensure we address your questions.

     This is truly a remarkable day for our company. I am excited by the potential ahead of CheckFree and Fiserv together. As for me, I will become a member of the Fiserv board and am committed to CheckFree and working closely with Fiserv's President and Chief Executive Officer, Jeff Yabuki, to leverage the strengths of the combined organization to deliver value for our customers and to continue to lead our chosen markets. This acquisition will need to clear regulatory approvals before it is finalized, and that is likely to take until much later in 2007.

     We have much to accomplish in FY08 -- all of the goals you're hearing about at kickoff meetings this week are ahead of us and need our attention and execution focus. So in addition to kicking off integration planning with Fiserv, it's important that we all stay heads down and focused on business as usual. I know this organization and I know we know how to focus on what needs to be done. I thank you for your continued commitment as we get started on our new fiscal year and this exciting next chapter in our history.

Cautionary Statement Regarding Forward-Looking Statements

     Certain statements in this release constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate CheckFree’s operations into those of Fiserv; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at CheckFree; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Fiserv and others related to the merger agreement; shareholder approval or other conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the amount of the costs, fees, expenses and charges related to the merger and the execution of certain financings that will be obtained to consummate the merger; and the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger. Fiserv and CheckFree are subject to, among other matters, changes in customer demand for their products and services, pricing and other actions by competitors, general changes in local, regional, national and international economic conditions and the impact they may have on Fiserv and CheckFree and their customers and Fiserv’s and CheckFree’s assessment of that impact; proposed or enacted legislation affecting the financial services industry as a whole, and/or Fiserv and CheckFree and their subsidiaries individually or collectively; regulatory supervision and oversight; rapid technological developments and changes; Fiserv’s and CheckFree’s ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; acts of war and terrorism; and the other factors discussed in “Risk Factors” in Fiserv’s and CheckFree’s respective Annual Reports on Form 10-K for the most recently ended fiscal year and Fiserv’s and CheckFree’s other filings with the SEC, which are available at http://www.sec.gov. CheckFree does not assume any obligation to update the information in this communication. Readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date hereof.

Additional Information and Where to Find It

     This communication may be deemed to be solicitation material in respect of the proposed acquisition of CheckFree by Fiserv. In connection with the proposed acquisition, Fiserv and CheckFree intend to file relevant materials with the SEC, including CheckFree’s proxy statement on Schedule 14A. STOCKHOLDERS OF CHECKFREE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING CHECKFREE’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and CheckFree stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from CheckFree. Such documents are not currently available.

Participants in Solicitation

     Fiserv and its directors and executive officers, and CheckFree and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of CheckFree common stock in respect of the proposed transaction. Information about the directors and executive officers of Fiserv is set forth in its proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 11, 2007. Information about the directors and executive officers of CheckFree is set forth in its proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on September 26, 2006. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.